As filed with the Securities and Exchange Commission on June 16, 2003

Registration No. 333-103002

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TIVO INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	2160 Gold Street	77-0463167
(State or Other Jurisdiction of Incorporation or Organization)	Alviso, California 95002 (408) 519-9100	(I.R.S. Employer Identification Number)
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

David H. Courtney

Chief Financial Officer and Executive Vice

President, Worldwide Operations and Administration

2160 Gold Street

Alviso, California 95002 (408) 519-9100

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy To:

Laura L. Gabriel, Esq.

Keith Benson, Esq.

Latham & Watkins LLP

505 Montgomery Street, Suite 1900

San Francisco, California 94111

(415) 391-0600

Approximate date of commencement of proposed sale to the public:

From time to time after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this prospectus is incomplete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 16, 2003

PROSPECTUS

TiVo Inc.

375,216 Shares

Common Stock

This prospectus relates to up to 375,216 shares of our common stock, par value $.001 per share, which may be offered for sale by the selling stockholders named in this prospectus. Each share of our common stock carries with it the right to purchase one one-hundredth of a share of our series B junior participating preferred stock. The shares of common stock may be sold at fixed prices, prevailing market prices at the times of sale, prices related to the prevailing market prices, varying prices determined at the times of sale or negotiated prices.

Our common stock is quoted on the Nasdaq National Market under the symbol “TIVO”. On June 12, 2003, the last reported sale price of our common stock on the Nasdaq National Market was $9.94 per share.

We will not receive any proceeds from the sale by the selling stockholders of the common stock offered by this prospectus. We will pay all expenses incurred in connection with the registration of the common stock. Each selling stockholder will pay any underwriting discounts and commissions with respect to shares of common stock sold by it.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 1.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2003

We have not authorized any dealer, salesperson or other person to give any information or to make any representations to you other than the information contained in this prospectus. You must not rely on any information or representations not contained in this prospectus as if we had authorized it. The information contained in this prospectus is current only as of the date on the cover page of this prospectus, and may change after that date. We do not imply that there has been no change in the information contained in this prospectus or in our affairs since that date by delivering this prospectus.

This prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus. This information is available without charge to you upon written or oral request. If you would like a copy of any of this information, please submit your request to 2160 Gold Street, Alviso, California 95002, or call (408) 519-9100 and ask to speak to someone in our Investor Relations department.

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RISK FACTORS

You should carefully consider the following risk factors and other information included or incorporated by reference in this prospectus before you decide to buy our common stock.

Before you decide whether to purchase any of our securities offered by this prospectus, in addition to the other information in this prospectus, you should carefully consider the following risk factor and the risk factors set forth under the heading “Factors that May Affect Future Operating Results” in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K, as amended, which is incorporated by reference into this prospectus, as the same may be updated from time to time by our future filings under the Securities Exchange Act. For more information, see the section entitled “Incorporation by Reference.”

Additional Risks Related to this Offering

Our former independent public accountant, Arthur Andersen LLP, has been found guilty of federal obstruction of justice charges and you are unlikely to be able to exercise effective remedies against them in any legal action.

Although we have dismissed Arthur Andersen as our independent public accountants and engaged KPMG LLP, our consolidated financial statements as of and for the one-month transition period ended January 31, 2001, and the fiscal year ended December 31, 2000 have only been audited by Arthur Andersen. On March 14, 2002, Arthur Andersen was indicted on federal obstruction of justice charges arising from the government’s investigation of Enron Corporation. On June 15, 2002, a jury in Houston, Texas found Arthur Andersen guilty of these federal obstruction of justice charges. On October 16, 2002, Arthur Andersen was sentenced to five years probation and fined $500,000 as a result. In light of the jury verdict and the underlying events, Arthur Andersen informed the Securities and Exchange Commission that it would cease practicing before the Securities and Exchange Commission by August 31, 2002, unless the Securities and Exchange Commission determined another date was appropriate. A spokesperson for Arthur Andersen announced that, as of August 31, 2002, Arthur Andersen voluntarily relinquished, or consented to revocation of, its firm permits in all states where it was licensed to practice public accountancy with state regulators. A substantial number of Arthur Andersen’s personnel have already left the firm, including the individuals responsible for auditing our audited financial statements incorporated by reference in this prospectus. Accordingly, you are unlikely to be able to exercise effective remedies or collect judgments against them.

In addition, Arthur Andersen has not consented to the incorporation by reference of their audit report in this prospectus, and we have dispensed with the requirement to file their consent in reliance on Rule 437a under the Securities Act. Because Arthur Andersen has not consented to the incorporation by reference of their audit report in this prospectus, you may not be able to recover against Arthur Andersen under Section 11(a) of the Securities Act for any untrue statement of a material fact contained in the financial statements audited by Arthur Andersen or any omissions to state a material fact required to be stated in those financial statements.

Moreover, as a public company, we are required to file with the Securities and Exchange Commission periodic financial statements audited or reviewed by an independent public accountant. The Securities and Exchange Commission has said that it will continue accepting financial statements audited by Arthur Andersen on an interim basis so long as a reasonable effort is made to have Arthur Andersen reissue its audit reports and to obtain a manually signed audit report from Arthur Andersen. Arthur Andersen has informed us that it is no longer able to reissue its audit reports because both the partner and the audit manager who were assigned to our account have left the firm. In addition, Arthur Andersen is unable to perform procedures to assure the continued accuracy of its audit report on our audited financial statements incorporated by reference in this prospectus. Arthur Andersen will also be unable to perform such procedures or to provide other information or documents that would customarily be received by us or underwriters in connection with financings or other transactions, including consents and “comfort” letters.

As a result, we may encounter delays, additional expense and other difficulties in future financings. Any resulting delay in accessing or inability to access the public capital markets could have a material adverse effect on us.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes or incorporates by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include, without limitation, statements regarding our anticipated financial results, revenues, subscribers, use of funds and business plan. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of those terms and other comparable terminology. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Such forward-looking statements have known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any results, performance or achievements expressed or implied by such forward-looking statements.

These statements reflect only management’s current expectations. Important factors that could cause actual results to differ materially from the forward-looking statements we make or incorporate by reference in this prospectus are set forth under the heading “Risk Factors” in this prospectus, and under the heading “Factors that May Affect Future Operating Results” in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K, as amended, and Quarterly Report on Form 10-Q, as may be updated from time to time by our future filings under the Securities Exchange Act of 1934, and elsewhere in the documents incorporated by reference in this prospectus. If one or more of these risks or uncertainties materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements.

THE COMPANY

We are a leading provider of television-based entertainment services enabled by digital video recorders, or DVRs, a rapidly emerging consumer electronics category. We offer the TiVo Service, which gives customers greater control over their television viewing, enabling them to watch what they want, when they want. The TiVo Service, through its menu-driven interface and easy-to-use navigation system, offers viewers enhanced control over live television, greater ease in locating and recording shows, and personalization through user-defined viewing preferences.

We operate in an emerging industry and face significant competition. Our success is dependent upon the market’s acceptance of the TiVo Service and the DVRs which enable the TiVo Service. To date, we have recognized very limited revenue, have incurred significant losses and have had substantial negative cash flow. During the fiscal year ended January 31, 2003, we had a net loss of $80.6 million. As of January 31, 2003, we had an accumulated deficit of $545.2 million.

PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY

Our common stock has traded on the Nasdaq National Market under the symbol “TIVO” since September 30, 1999. Prior to that time, there was no public trading market for our common stock. The following table sets forth, for the periods indicated, the high and low sales prices of our common stock as reported by the Nasdaq National Market.

	High	Low
Year Ended January 31, 2002
First Quarter	$7.94	$3.97
Second Quarter	12.25	4.10
Third Quarter	7.41	2.75
Fourth Quarter	7.80	4.30

Year Ended January 31, 2003
First Quarter	$7.15	$3.70
Second Quarter	5.00	2.25
Third Quarter	4.94	2.50
Fourth Quarter	8.10	4.18

Year Ended January 31, 2004
First Quarter	$6.49	$4.40
Second Quarter (through June 12, 2003)	10.78	5.71

We have never declared or paid any cash dividends on our common stock and do not expect to do so in the foreseeable future. We currently intend to retain any earnings to finance the expansion and development of our business. Any future determination of the payment of dividends will be made at the discretion of the board of directors based upon various conditions, including our earnings, future prospects, financial condition and capital requirements as well as economic and business conditions and such other factors as the board of directors may deem relevant.

Under the terms of the indenture governing our outstanding 7% convertible senior notes due 2006, we are restricted from declaring or paying any dividends on, or making any distribution with respect to, our common stock, other than dividends or distributions we make in common stock or of rights pursuant to any stockholders’ rights plan adopted by us.

SELLING STOCKHOLDERS

On August 28, 2001, we issued $51,750,000 aggregate principal amount of our 7% Convertible Senior Notes due 2006 in a transaction exempt from the registration requirements of the Securities Act to persons we reasonably believed to be accredited investors as defined in Regulation D under the Securities Act. During the period beginning on December 30, 2002 and ending on January 28, 2002, the conversion price of the notes was temporarily reduced from $3.99 per share to $3.70 per share pursuant to the terms of the indenture governing the notes. During this period, $19,101,000 principal amount of the notes which were “restricted securities” as defined by Rule 144 under the Securities Act were converted into 5,162,428 shares of our common stock. Due to the temporary conversion price reduction, the resale of only 4,787,212 of these shares is covered by our existing resale registration statements on Form S-3 (Nos. 333-69530 and 333-100894). The resale of 375,216 restricted shares is covered by this prospectus.

The following table sets forth information with respect to the selling stockholders and the number of shares of common stock owned by each selling stockholder that may be offered pursuant to this prospectus. Unless otherwise noted, the information below is based on information which was provided to us by or on behalf of the selling stockholders as of March 17, 2003. The selling stockholders, including their transferees, pledges or donees or their successors, may from time to time, offer all, some or none of the shares of common stock listed in the following table. In addition, the selling stockholders identified below may have sold, transferred or otherwise disposed of all or a portion of their shares of common stock since the date on which they provided the information regarding their holdings. Because the selling stockholders may offer all or some portion of such common stock, we have assumed for purposes of the following table that the selling stockholders will sell all of the shares of common stock offered by this prospectus and that no other shares of common stock owned by the selling stockholders will be transferred or otherwise disposed of by the selling stockholders.

Selling Stockholder	Shares of Common Stock Beneficially Owned Prior to Offering (1)		Shares of Common Stock Offered by this Prospectus	Shares of Common Stock Beneficially Owned After Offering (1)(2)		Percentage of Outstanding Common Stock Beneficially Owned After Offering (1)(2)
Discovery Communications, Inc. (3)	2,316,910	(4)	98,219	2,218,691	(4)	3.46%
JMG Capital Partners, L.P. (5)	2,289,082	(6)	39,287	2,181,042	(6)	3.39%
JMG Triton Offshore Fund, Ltd. (7)	2,289,082	(8)	68,753	2,181,042	(8)	3.39%
Shepherd Investments International Ltd. (9)	638,580	(10)	19,644	599,292	(10)	*
Stark Trading (11)	638,580	(12)	19,644	599,292	(12)	*
Woodmont Investments Ltd. (13)	371,096	(14)	21,628	349,468	(14)	*
RGC International Investors, LDC (15)	335,904	(16)	84,468	251,436	(16)	*
Castle Creek Technology Partners LLC (17)	203,090	(18)	19,644	183,446	(18)	*
Cohanzick Partners L.P. (19)	51,967	(20)	2,947	49,020	(20)	*
Alan C. Mendelson (21)	20,846	(22)	982	19,864	(22)	*

*	Less than one percent.
(1)	Calculated based on Rule 13d-3(d)(i) under the Securities Exchange Act of 1934, as amended, using 63,954,026 shares outstanding as of January 31, 2003.
(2)	Assumes that all shares of common stock offered by this prospectus have been sold by the selling stockholders and that no other shares of common stock owned by the selling stockholders have been transferred or otherwise disposed of by the selling stockholders.
(3)	John S. Hendricks, chairman and chief executive officer of Discovery Communications, Inc., is a member of our board of directors. We also have a commercial relationship with Discovery Communications, Inc.
(4)	Includes 245,098 shares issuable upon exercise of presently exercisable warrants.
(5)	JMG Capital Partners, L.P. is a California limited partnership. Its general partner is JMG Capital Management, LLC, a Delaware limited liability company and an investment adviser registered with the Securities and Exchange Commission. JMG Capital Management has voting and dispositive power over JMG Capital Partners’ investments, including the shares of common stock offered by this prospectus. The equity interests of JMG Capital Management are owned by JMG Capital Management, Inc., a Delaware corporation, and Asset Alliance Holding Corp., a Delaware corporation. Jonathan M. Glaser is the Executive Officer and Director of JMG Capital Management, Inc. and has sole investment discretion over JMG Capital Partners’ portfolio holdings.

(6)	Includes 171,569 shares issuable upon exercise of presently exercisable warrants held by JMG Capital Partners, L.P., 972,972 shares held by JMG Triton Offshore Fund, Ltd., an affiliate of JMG Capital, 171,569 shares issuable upon exercise of presently exercisable warrants held by JMG Triton and 405,405 shares held by JMG Convertible Investments, LP, an affiliate of JMG Capital. Shares of Common Stock Beneficially Owned After Offering excludes 68,753 shares held by JMG Triton that may be sold pursuant to this prospectus.
(7)	JMG Triton Offshore Fund, Ltd. is an international business company under the laws of the British Virgin Islands. JMG Triton Offshore Fund’s investment manager is Pacific Assets Management LLC, a Delaware limited liability company. Pacific Assets Management is an investment adviser registered with the Securities and Exchange Commission and has voting and dispositive power over JMG Triton Offshore Fund’s investments, including the shares of common stock offered by this prospectus. The equity interests of Pacific Assets Management are owned by Pacific Capital Management, Inc., a Delaware company and Asset Alliance Holding Corp., a Delaware Company. The equity interests of Pacific Capital Management are owned by Messrs. Roger Richter, Jonathan M. Glaser and Daniel A. David. Messrs. Glaser and Richter have sole investment discretion over JMG Triton Offshore Fund’s portfolio holdings.
(8)	Includes 171,569 shares issuable upon exercise of presently exercisable warrants held by JMG Triton Offshore Fund, Ltd., 567,567 shares held by JMG Capital Partners, L.P., an affiliate of JMG Triton, 171,569 shares issuable upon exercise of presently exercisable warrants held by JMG Capital Partners and 405,405 shares held by JMG Convertible Investments, LP, an affiliate of JMG Triton. Shares of Common Stock Beneficially Owned After Offering excludes 39,287 shares held by JMG Capital Partners that may be sold pursuant to this prospectus.
(9)	Staro Asset Management, L.L.C. (“Staro”) serves as the investment manager of Shepherd Investments International Ltd. The managing members of Staro are Michael A. Roth and Brian J. Stark, both US citizens and residents of the State of Wisconsin. As the managing members of Staro, Messrs. Stark and Roth exercise investment control on behalf of Shepherd Investments International Ltd. Each of Staro, Messrs. Roth and Stark disclaim beneficial ownership of the shares of common stock owned by Shepherd Investments International Ltd.
(10)	Includes 49,020 shares issuable upon exercise of presently exercisable warrants held by Shepherd Investments International Ltd., 270,270 shares held by Stark Trading, an affiliate of Shepherd Investments and 49,020 shares issuable upon exercise of presently exercisable warrants held by Stark Trading. Shares of Common Stock Beneficially Owned After Offering excludes 19,644 shares held by Stark Trading that may be sold pursuant to this prospectus.
(11)	Staro Asset Management, L.L.C. (“Staro”) serves as a general partner of Stark Trading. The managing members of Staro are Michael A. Roth and Brian J. Stark, both US citizens and residents of the State of Wisconsin. As the managing members of Staro, Messrs. Stark and Roth exercise investment control on behalf of Stark Trading. Each of Staro, Messrs. Roth and Stark disclaim beneficial ownership of the shares of common stock owned by Stark Trading.
(12)	Includes 49,020 shares issuable upon exercise of presently exercisable warrants held by Stark Trading, 270,270 shares held by Shepherd Investments International Ltd., and affiliate of Stark Trading and 49,020 shares issuable upon exercise of presently exercisable warrants held by Shepherd Investments. Shares of Common Stock Beneficially Owned After Offering excludes 19,644 shares held by Shepherd Investments that may be sold pursuant to this prospectus.
(13)	Jay Goldman Asset Management LLC is the investment advisor of Woodmont Investments Ltd. Jay Goldman controls Woodmont Investments Ltd. as the managing member of Jay Goldman Asset Management LLC. Each of Jay Goldman Asset Management LLC and Mr. Goldman disclaim beneficial ownership of the shares of common stock owned by Woodmont Investment Ltd.
(14)	Includes 73,529 shares issuable upon exercise of presently exercisable warrants.
(15)	RGC International Investors, LDC (“RGC”) is a private investment fund. Rose Glen Capital Management, LP (“Rose Glen”) is the investment manager of RGC. RGC General Partner Corp. (“Partner”) is the general partner of Rose Glen. Mr. Steve Katznelson controls Rose Glen through his ownership and control of Partner. Each of Rose Glen, Partner and Mr. Katznelson disclaim beneficial ownership of the shares of common stock beneficially owned by RGC.
(16)	Includes 245,098 shares issuable upon exercise of presently exercisable warrants.
(17)	Castle Creek Partners, LLC is the investment manager of Castle Creek Technology Partners LLC under a management agreement. Daniel Asher controls Castle Creek Technology Partners LLC as the managing member of Castle Creek Partners, LLC. Each of Castle Creek Partners, LLC and Mr. Asher disclaim beneficial ownership of the shares owned by Castle Creek Technology Partners LLC.
(18)	Includes 49,020 shares issuable upon exercise of presently exercisable warrants.

(19)	Cohanzick Management LLC is the investment advisor for Cohanzick Partners, L.P. David Sherman, as the managing member and president of Cohanzick Management LLC, exercises dispositive and voting power over the shares of common stock owned by Cohanzick Partners, L.P.
(20)	Includes 49,020 shares issuable upon exercise of presently exercisable warrants.
(21)	Alan C. Mendelson is a partner at Latham & Watkins LLP, counsel to TiVo. Mr. Mendelson is also the secretary of TiVo. In addition, one of Mr. Mendelson’s sons has worked as a software engineer for TiVo since July 2000.
(22)	Includes 2,451 shares issuable upon exercise of presently exercisable warrants.

Other than as set forth in the footnotes to the foregoing selling stockholder table, none of the selling stockholders nor any of their affiliates, officers, directors or principal equity holders has held any position or office or has had any material relationship with TiVo or any of its predecessors or affiliates within the past three years.

Selling stockholders may transfer the shares listed above to a donee and any donee would become a selling stockholder under this prospectus. The selling stockholders also may loan or pledge the shares. If a selling stockholder defaults on a loan secured by the shares, the pledgee could obtain ownership of the shares and would then become a selling stockholder under this prospectus. Information concerning other selling stockholders will be set forth in prospectus supplements from time to time, if required.

PLAN OF DISTRIBUTION

The selling stockholders and their successors, which term includes their transferees, pledgees or donees or their successors, may sell the common stock directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or the purchasers. These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.

The common stock may be sold in one or more transactions at:

•	fixed prices,

•	prevailing market prices at the time of sale,

•	prices related to the prevailing market prices,

•	varying prices determined at the time of sale, or

•	negotiated prices.

These sales may be effected in transactions:

•	on any national securities exchange or quotation service on which our common stock may be listed or quoted at the time of sale, including the Nasdaq National Market,

•	in the over-the-counter market,

•	otherwise than on such exchanges or services or in the over-the-counter market,

•	through the writing of options, whether the options are listed on an options exchange or otherwise, or

•	through the settlement of short sales.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as agent on both sides of the trade.

In connection with the sale of the common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions. These broker-dealers or financial institutions may in turn engage in short sales of the common stock in the course of hedging the positions they assume with selling stockholders. The selling stockholders may also sell the common stock short and deliver these securities to close out such short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities.

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them by this prospectus will be the purchase price thereof less discounts and commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

Our outstanding common stock is listed for trading on the Nasdaq National Market.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers.

The selling stockholders and any broker-dealers or agents that participate in the sale of the common stock may be deemed to be “underwriters” within the meaning of Section 2(l1) of the Securities Act. Profits on the sale of the common stock by selling stockholders and any discounts, commissions or concessions received by any broker-dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. Selling stockholders who are deemed to be “underwriters” within the meaning of Section 2(l1) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. To the extent the selling stockholders may be deemed to be “underwriters,” they may be subject to statutory liabilities, including, but not limited to, Sections 11, 12 and 17 of the Securities Act.

The selling stockholders and any other person participating in a distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder. Regulation M of the Exchange Act may limit the timing of purchases and sales of any of the common stock by the selling stockholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the particular securities being distributed for a period of up to five business days before the distribution. The selling stockholders have acknowledged that they understand their obligations to comply with the provisions of the Exchange Act and the rules thereunder relating to stock manipulation, particularly Regulation M, and have agreed that they will not engage in any transaction in violation of such provisions.

To our knowledge, there are currently no plans, arrangements or understandings between any selling stockholder and any underwriter, broker-dealer or agent regarding the sale of the common stock by the selling stockholders.

A selling stockholder may decide not to sell any of the common stock described in this prospectus. We cannot assure you that any selling stockholder will use this prospectus to sell any or all of the common stock.

With respect to a particular offering of the common stock by a transferee of the securities, such that such transferee is not listed under “Selling Stockholders,” to the extent required, a prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part will be prepared and will set forth the following information:

•	the common stock to be offered and sold,

•	the names of the selling stockholders,

•	the respective purchase prices and public offering prices and other material terms of the offering,

•	the names of any participating agents, broker-dealers or underwriters, and

•	any applicable commissions, discounts, concessions and other items constituting, compensation from the selling stockholders.

We entered into a registration rights agreement for the benefit of holders of the common stock to register their common stock under applicable federal and state securities laws under certain circumstances and at certain times. The registration rights agreement provides that the selling stockholders and TiVo will indemnify each other and their respective directors, officers and controlling persons against specific liabilities in connection with statements contained in the registration statement of which this prospectus is a part, or in a supplemental registration statement, or will be entitled to contribution in connection with those liabilities.

LEGAL MATTERS

Certain legal matters in connection with the common stock offered by this prospectus will be passed upon for us by Latham & Watkins LLP, San Francisco, California. Alan C. Mendelson, a partner of Latham & Watkins LLP and a selling stockholder under this prospectus, is our Secretary and holds shares of our common stock and warrants to purchase shares of our common stock that in the aggregate represent less than 1% of our outstanding shares of common stock. In addition, one of Mr. Mendelson’s sons has worked as a software engineer for TiVo since July 2000.

INDEPENDENT PUBLIC ACCOUNTANTS

The consolidated financial statements of TiVo Inc. as of and for the years ended January 31, 2003 and 2002, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The financial statements incorporated by reference in this prospectus for the one-month transition period ended January 31, 2001 and the calendar year ended December 31, 2000 have been incorporated by reference in reliance on the report of Arthur Andersen LLP, independent public accountants, given on the authority of said firm as experts in auditing and accounting. Arthur Andersen LLP has not consented to the incorporation by reference of their report in this prospectus, and we have dispensed with the requirement to file their consent in reliance on Rule 437a under the Securities Act. Because Arthur Andersen LLP has not consented to the incorporation by reference of their report in this prospectus, you may not be able to recover against Arthur Andersen LLP under Section 11 of the Securities Act for any untrue statement of a material fact contained in the financial statements audited by Arthur Andersen LLP or any omissions to state a material fact required to be stated in those financial statements.

INCORPORATION BY REFERENCE

The Securities and Exchange Commission allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the Securities and Exchange Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made by us with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until we have completed our offering:

•	our annual report on Form 10-K for the year ended January 31, 2003, as amended by Amendment No. 1 on Form 10-K/A;

•	our definitive proxy statement for our 2003 annual meeting of stockholders (except that, based on Securities and Exchange Commission regulations, the performance graph, the Compensation Committee Report and the Audit Committee Report contained therein specifically are not incorporated by reference);

•	our current reports on Form 8-K, filed on March 7, 2003 and May 22, 2003 (as amended on Form 8-K/A filed on June 16, 2003); and

•	the description of our common stock contained in our registration statement on Form 8-A, filed with the Securities and Exchange Commission on August 25, 1999.

Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this prospectus (or in any other document that is subsequently filed with the Securities and Exchange Commission and incorporated by reference) modifies or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this prospectus except as so modified or superceded.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address: TiVo Inc.,
2160 Gold Street, Alviso, California 95002, Attention: Investor Relations, telephone (408) 519-9100.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational and reporting requirements of the Securities Exchange Act of 1934, under which we file periodic reports, proxy statements and other information with the Securities and Exchange Commission. Copies of the reports, proxy statements and other information may be examined without charge at the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 or on the Internet at http://www.sec.gov. Copies of all or a portion of such materials can be obtained from the Public Reference Section of the Securities and Exchange Commission upon payment of prescribed fees. Please call the Securities and Exchange Commission at 800-SEC-0330 for further information about the Public Reference Room. These reports, proxy and information statements and other information may also be inspected at the offices of Nasdaq Operations, 1735 K Street, N.W., Washington, D.C. 20006.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the costs and expenses payable by the registrant in connection with the sale of the common stock being registered. All of the amounts shown are estimates except the Securities and Exchange Commission (the “Commission”) registration fee.

Amount
Commission Registration Fee	$180.54
*Costs of Printing	30,000.00
*Legal Fees and Expenses	100,000.00
*Accounting Fees and Expenses	25,000.00
*Miscellaneous Expenses	19,819.46

*Total	$175,000.00

*	Estimated

ITEM 15.    LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICERS.

We are a Delaware corporation. Subsection (b)(7) of Section 102 of the Delaware General Corporation Law enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of the director’s fiduciary duty, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which the director derived an improper personal benefit.

Subsection (a) of Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify any present or former director, officer, employee or agent of the corporation, or any individual serving at the corporation’s request as a director, officer, employee or agent of another organization, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding provided that such director, officer, employee or agent acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, provided further that such director, officer, employee or agent had no reasonable cause to believe his conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any present or former director, officer, employee or agent who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit provided that such director, officer, employee or agent acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification may be made in respect to any claim, issue or matter as to which such director, officer, employee or agent shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such director or officer is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent a director, officer, employee or agent has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith; that indemnification and advancement of expenses provided for, by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a present or former director, officer, employee or agent of the corporation, or any individual serving at the corporation’s request as a director, officer or employee of another organization, against any liability asserted against him or incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

Our Amended and Restated Certificate of Incorporation provides that our directors shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of duty of loyalty to Registrant or to its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. Our Amended and Restated Certificate of Incorporation further states that if the Delaware General Corporation Law is later amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

Our Amended and Restated Bylaws provide that we shall indemnify our officers and directors to the fullest extent not prohibited by Delaware law and authorizes us to modify the extent of such indemnification by individual contracts with our officers and directors. Our Amended and Restated Bylaws further provide, however, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the corporation, (iii) such indemnification is provided by the corporation, in our sole discretion, pursuant to the powers vested in the corporation under the Delaware General Corporation Law or (iv) such indemnification is required to be made pursuant to our contractual obligations to our directors and officers. Our Amended and Restated Bylaws further provide that we have the power to indemnify our officers, employees and other agents as set forth in the Delaware General Corporation Law.

We have entered into indemnification agreements with substantially all of our executive officers and directors, which provide indemnification under certain circumstances for acts and omissions which may not be covered by any directors’ and officers’ liability insurance.

ITEM 16.    INDEX TO EXHIBITS.

Exhibit Number	Exhibit Description

4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.2 of the Registrant’s Registration Statement on Form S-1 (No. 333-83515)).

4.2	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 of the registrant’s Quarterly Report on Form 10-Q filed on November 14, 2000).

4.3	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.4 of the registrant’s Quarterly Report on Form 10-Q filed on November 15, 1999).

4.4	Certificate of Designations of the Series B Junior Participating Preferred Stock of the registrant (incorporated by reference to Exhibit 4.1 of the registrant’s Current Report on Form 8-K/A filed on January 19, 2001).

Exhibit Number		Exhibit Description

4.5		Certificate of Correction to the Certificate of Designations of the Series B Junior Participating Preferred Stock of the registrant (incorporated by reference to Exhibit 4.2 of the registrant’s Current Report on Form 8-K/A filed on January 19, 2001).

4.6		Rights Agreement, dated as of January 16, 2001, between the registrant and Wells Fargo Shareowner Services, as Rights Agent (incorporated by reference to Exhibit 10.1 of the registrant’s current report on Form 8-K/A filed on January 19, 2001).

4.7		Registration Rights Agreement, dated as of January 24, 2003, between the registrant and the Holders party thereto (incorporated by reference to Exhibit 99.1 of the registrant’s current report on Form 8-K filed on January 30, 2003).

5.1	*	Opinion of Latham & Watkins LLP.

23.1	*	Consent of Latham & Watkins LLP.

23.2		Independent Auditors’ Consent.

24.1	*	Power of Attorney.

*    Previously filed

Arthur Andersen LLP has not consented to the incorporation by reference of their report contained in our Transition Report on Form 10-KT filed on April 30, 2001 in this registration statement, and we have dispensed with the requirement to file their consent in reliance on Rule 437a under the Securities Act.

ITEM 17.    UNDERTAKINGS.

(a)    The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price, set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the registration statement;

provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)    The undersigned registrant herby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described above, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Alviso, state of California, on the 16th day of June, 2003.

TIVO INC.

By:	/s/ DAVID H. COURTNEY
David H. Courtney Chief Financial Officer and Executive Vice President, Worldwide Operations and Administration

Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE
* Michael Ramsay	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	June 16, 2003

/S/ DAVID H. COURTNEY David H. Courtney	Chief Financial Officer, Executive Vice President, Worldwide Operations and Administration, and Director (Principal Financial and Accounting Officer)	June 16, 2003

* James Barton	Director	June 16, 2003

* Geoffrey Y. Yang	Director	June 16, 2003

* Larry Chapman	Director	June 16, 2003

SIGNATURE	TITLE	DATE

* Randy Komisar	Director	June 16, 2003

* John S. Hendricks	Director	June 16, 2003

David M. Zaslav	Director

* Mark W. Perry	Director	June 16, 2003

/S/ DAVID H. COURTNEY Attorney-in-fact